Exhibit 4.12

EXECUTION COPY

AMENDMENT No. 1 dated as of July 18, 2006 (this “Amendment”), to the Loan and Security Agreement dated as of November 30, 2005 (the “Credit Agreement”), among FLAG INTERMEDIATE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), METALS USA, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party thereto (the “Subsidiary Guarantors”), the lenders from time to time party thereto (the “Lenders”), CREDIT SUISSE as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and BANK OF AMERICA, N.A. as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders and the Letter of Credit Issuers have extended, and have agreed to extend, credit to the Borrower.

B. Holdings has informed the Administrative Agent that its parent corporation, Metals USA Holdings Corp., a Delaware corporation, has filed a registration statement with the Securities and Exchange Commission, pursuant to which it intends to register and sell shares of its common stock, $0.01 par value.

C. In connection therewith, the Borrower has requested that the Credit Agreement be amended as provided herein, and the Majority Lenders, on the terms and subject to the conditions set forth herein, are willing to agree to such amendments.

D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments to the Credit Agreement. (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following in the appropriate alphabetical order therein:

““Special Dividend” means the $25,000,000 Distribution paid by Parent on or about May 24, 2006.”

(b) The definition of the term “Adjusted EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement, solely for purposes of determining Adjusted EBITDA for any period, Dura-Loc Roofing System, Ltd (the “Canadian Subsidiary”) shall be considered a Subsidiary for such period (i) so long as the Borrower owns, directly or indirectly, 100% of the Capital Stock of the Canadian Subsidiary during such period and (ii) provided that, the amount of the total Adjusted EBITDA of the Borrower and its

Subsidiaries represented by the Adjusted EBITDA of the Canadian Subsidiary shall be limited to 2.5%.”

(c) Clause (ii)(3) of the definition of the term “Fixed Charge Coverage Ratio” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(3) except for purposes of determining whether an acquisition is a Permitted Acquisition pursuant to paragraph (c) of the definition of such term, Distributions pursuant to Section 9.10(a)(ii) or (iii) in each case to the extent paid by Parent in cash (provided that the Special Dividend shall be considered a Distribution under this clause (3) only for purposes of determining the Applicable Margin).”

(d) The definition of the term “Qualified Public Offering” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the words “or any direct or indirect parent of Holdings” immediately after the words “Capital Stock of Holdings” set forth therein and by inserting the words “or Parent” immediately after the words “net cash proceeds to Holdings.”

SECTION 2.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders, the Administrative Agent, the Letter of Credit Issuers and the Collateral Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article 8 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3.    Effectiveness. This Amendment shall become effective as of the date set forth above on the date on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings, the Subsidiary Guarantors and the Majority Lenders.

SECTION 4.    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Letter of Credit Issuers, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This

Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6.    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

METALS USA, INC.,

by:	/s/ John Hageman
Name: John Hageman Title: Senior Vice President

FLAG INTERMEDIATE HOLDINGS CORPORATION,

by:	/s/ John Hageman
Name: John Hageman Title: Senior Vice President

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON ANNEX I HERETO,

by:	/s/ John Hageman
Name: John Hageman Title: Authorized Signatory

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent,

by:	/s/ Cassandra Droogan
Name: Cassandra Droogan Title: Vice President

by:	/s/ Gegory S. Richards
Name: Gegory S. Richards Title: Associate

BANK OF AMERICA, N.A., individually and as Collateral Agent,

by:	/s/ Robert Scalzitti
Name: Robert Scalzitti Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT. Name of Lender: UPS Capital Corporation

by:	/s/ John P. Holloway
Name: John P. Holloway Title: Director of Portfolio Management

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: Citizens Business Credit, a division of Citizens Leasing Corporation

By:	/s/ Timothy J. Lohn
Name: Timothy J. Lohn Title: Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.

By:	/s/ Thomas Bukowski
Name: Thomas Bukowski Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: GMAC Commercial Finance LLC

By:	/s/ Joseph Skaferowsky
Name: Joseph Skaferowsky Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

HSBC BUSINESS CREDIT (USA) INC.

By:	/s/ Jimmy Schwartz
Name: Jimmy Schwartz Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender:

By:	/s/ Bond Harberts
Name: Bond Harberts Title: Duly Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: UBS LOAN FINANCE LLC

By:	/s/ Richard Tavrow
Name: Richard Tavrow Title: Director Banking Products Services, US

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa Title: Associate Director Banking Products Services, US

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: The CIT Group/Business Credit

By:	/s/ Carl Giordano
Name: Carl Giordano Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: Wells Fargo Foothill, LLC

By:	/s/ Karen Hilaire
Name: Karen Hilaire Title: Assistant Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: JP Morgan Chase Bank, N.A.

By:	/s/ Timothy J. Whitefoot
Name: Timothy J. Whitefoot Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF JULY 18, 2006, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: National City Business Credit, Inc.

By:	/s/ Anthony Alexander
Name: Anthony Alexander Title: Vice President

ANNEX I

Subsidiary Guarantors

Allmet GP, Inc.

Allmet LP, Inc.

Interstate Steel Supply Co. of Maryland, Inc.

Intsel GP, Inc.

Intsel LP, Inc.

i-Solutions Direct, Inc.

Jeffreys Real Estate Corporation

Jeffreys Steel Holdings, L.L.C.

Levinson Steel GP, Inc.

Levinson Steel LP, Inc.

Metals Receivables Corporation

Metals USA Building Products, L.P.

Metals USA Carbon Flat Rolled, Inc.

Metals USA Finance Corp.

Metals USA Flat Rolled Central, Inc.

Metals USA International Holdings, Inc.

Metals USA Management Co., L.P.

Metals USA Plates and Shapes Northeast, L.P.

Metals USA Plates and Shapes Southcentral, Inc.

Metals USA Plates and Shapes Southeast, Inc.

Metals USA Plates and Shapes Southwest, Limited Partnership

Metals USA Realty Company

Metals USA Specialty Metals Northcentral, Inc.

MUSA GP, Inc.

1

I-2

MUSA LP, Inc.

MUSA Newark, L.L.C.

Queensboro, L.L.C.

2